EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of WestPoint Stevens Inc. for the registration of 1,390,000 shares of its common stock and to the incorporation by reference therein of our report dated February 9, 1999 with respect to the consolidated financial statements and schedule of WestPoint Stevens Inc. included in its Annual Report (Form 10-K ) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                        Ernst & Young LLP
                                        /s/ Ernst & Young LLP


Columbus, Georgia
May 14, 1999